As filed with the Securities and Exchange Commission on March 11, 2011 Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FIBROCELL SCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0458888

(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)
405 Eagleview Boulevard
Exton, Pennsylvania 19341
(Address, including zip code, of registrant’s principal executive offices)
Fibrocell Science, Inc. 2009 Equity Incentive Plan
(Full title of the plans)
Declan Daly
405 Eagleview Boulevard
Exton, Pennsylvania 19341
(484) 713-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Cavas S. Pavri, Esq.
Cozen O’Connor
1900 Market Street
Philadelphia, PA 19103
Professional Corporation
(215) 665-5542
Facsimile: (215) 701-2478
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
Calculation of Registration Fee

Proposed
		Maximum	Proposed
		Offering	Maximum
Title of each Class of Security being	Amount being	Price Per	Aggregate Offering	Amount of
Registered	Registered (1)	Security(2)	Price(2)	Registration Fee
Common Stock, $0.001 par value	15,000,000	$0.82	$12,300,000.00	$1,428.03

(1)	The number of shares being registered represents the aggregate number of shares of common stock of Fibrocell Science, Inc. issuable under Fibrocell Science, Inc. 2009 Equity Incentive Plan (the “2009 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Fibrocell Science, Inc. common stock that may be granted under the 2009 Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the bid and asked prices as reported on the OTC Bulletin Board on March 10, 2011, which was $0.82 per share.

PART I
INFORMATION REQUIRED IN THE SECTION
10(a) PROSPECTUS
     Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Fibrocell Science, Inc. 2009 Equity Incentive Plan (the “Plan”) in accordance with Rule 428(b)(1) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “1933 Act”). These document(s) and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Item 3. Incorporation of Documents by Reference.
     Fibrocell Science, Inc. (the “Company”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:
          (a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 31, 2010;
          (b) The Company’s Current Reports on Form 8-K, filed with the SEC on February 1, 2010; March 3, 2010; April 6, 2010; June 7, 2010; July 20, 2010; July 26, 2010; August 27, 2010; October 22, 2010; December 27, 2010; January 18, 2011; January 27, 2011; February 15, 2011; and three current reports on February 22, 2011;
          (c) The description of the Company’s common stock contained in the Registration Statement of the Company on Form 8-A filed with the Commission on December 10, 2002, as subsequently updated on the Form 8-K filed September 2, 2010, and as further amended from time to time thereafter; and
          (d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above.
          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.
          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.
     Item 4. Description of Securities.
     Not applicable.
     Item 5. Interests of Named Experts and Counsel.
     None.
     Item 6. Indemnification of Directors and Officers.
     Fibrocell’s Certificate of Incorporation and Bylaws authorize it to indemnify directors, officers, employees and agents of Fibrocell against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any action, suit or proceeding, if the party to be indemnified acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of Fibrocell, and, with respect to any criminal action or proceeding, such party had no reasonable cause to believe his conduct was unlawful. The Certificate of Incorporation and the Bylaws of Fibrocell also authorize it to indemnify directors, officers, employees and agents of Fibrocell who are or were a party to or threatened to be a party to, any threatened, pending, or completed action or suit by or in the right of Fibrocell to procure a judgment in its favor by reason of the fact the he was a director, officer, employee or agent of Fibrocell or of another entity at the request of Fibrocell, against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Fibrocell, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to Fibrocell unless and to the extent that the court in which such suit or action was brought shall determine on application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
     The Bylaws also permit Fibrocell to enter into indemnity agreements with individual directors, officers, employees, and other agents. Fibrocell reserves the right to enter into such agreements with its directors and executive officers effective upon the closing of this offering. These agreements, together with the Bylaws and Certificate of Incorporation, may require Fibrocell, among other things, to indemnify directors or officers against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain and maintain directors’ and officers’ insurance if available on reasonable terms.
     Fibrocell’s Certificate of Incorporation provides that directors shall have no personal liability to Fibrocell or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to Fibrocell or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit.
     Fibrocell currently has directors’ and officers’ liability insurance. Delaware General Corporation Law, Section 145, and the Certificate of Incorporation and Bylaws of Fibrocell provide for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Fibrocell has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
     Item 7. Exemption from Registration Claimed.
     Not applicable.
     Item 8. Exhibits.
     For a list of all exhibits filed or included as part of this Registration Statement, see “Index to Exhibits” at the end of this Registration Statement.
     Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided , however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     1. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     2. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     3. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     4. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, Commonwealth of Pennsylvania, on March 11, 2011.

FIBROCELL SCIENCE, INC.
By:	/S/ David Pernock
	Name:	David Pernock
	Title:	Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Declan Daly and David Pernock, each of them acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his name and on his behalf, to sign any or all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ David Pernock David Pernock	Chief Executive Officer and Chairman of the Board	March 11, 2011

/s/ Declan Daly Declan Daly	Director, Chief Financial Officer, Chief Operating Officer and Controller	March 11, 2011

/s/ George Korkos George Korkos	Director	March 11, 2011

/s/ Kelvin Moore Kelvin Moore	Director	March 11, 2011

/s/ Robert Langer Robert Langer	Director	March 11, 2011

/s/ Marc Mazur Marc Mazur	Director	March 11, 2011

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Debtors’ First Amended Joint Plan of Reorganization dated July 30, 2009 and Disclosure Statement (filed as Exhibit 10.2 to the Company’s Form 10-Q for quarter ended June 30, 2009, filed on August 12, 2009 and as Exhibit 99.1 to our Form 8-K filed September 2, 2009)

4.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Form 8-K filed September 2, 2009)

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Form 8-K filed September 2, 2009)

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Form 10-Q filed November 23, 2009)

4.5	Fibrocell Science, Inc. Amended and Restated 2009 Equity Incentive Plan

5	Opinion of Cozen O’Connor

23.1	Consent of BDO USA, LLP

23.2	Consent of Cozen O’Connor (included in Exhibit 5)

24	Power of Attorney (included on signature page)